INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Majesco Holdings Inc.

We hereby consent to the incorporation by reference in the prospectus constituting part of the registration statement on Form S-8 of our report dated
January 7, 2004 except for the last paragraphs of Note 14, as to which the date is February 17, 2004 on the consolidated financial statements of Majesco Sales
Inc. and Subsidiary as of October 31, 2003 and 2002 and for each of the three years in the period ended October 31, 2003, which appear on Form S-1 filed on
October 27, 2004.

GOLDSTEIN GOLUB KESSLER LLP

New York, New York

November 1, 2004